UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report April 28, 2004	Commission file number 0-690

(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-1242500
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

WATER COMPANY

Item 5.	Other Events and Regulation FD Disclosure

YORK WATER COMPANY FILES FOR RATE INCREASE

York, Pennsylvania, April 28, 2004: The York Water Company (NASDAQ:YORW) on April 28, 2004 asked the Pennsylvania Public Utility Commission for a general increase in rates.

Jeffrey S. Osman, President and CEO, said the Company is asking for a $4,869,970 or a 22.1% increase in revenues.

Osman stated, "This increase is necessary because of the Company's over $23 million investment in our Susquehanna River Pipeline Project, which will allow the Company to continue to meet the water needs of our customers, and will set aside the possibility of water rationing, plant closings and discontinued operations associated with drought emergencies and water restrictions."

The York Water Company serves approximately 156,000 people in 35 municipalities in York County.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: April 28, 2004	By:	/s/Kathleen M. Miller

Kathleen M. Miller
Chief Financial Officer